SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
14a-6(e)(2))
[X]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                          SUMMIT FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required.
[  ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(I)(1) and
0-11.
     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[  ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the dat of its filing.
     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                          SUMMIT FINANCIAL CORPORATION
                              POST OFFICE BOX 1087
                          937 NORTH PLEASANTBURG DRIVE
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 242-2265

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 20, 1999

     The Annual Meeting of the shareholders of SUMMIT FINANCIAL CORPORATION (the Company") will be held on Tuesday, April 20, 1999, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina for the purpose of considering and voting upon the following:

1) To elect four directors to the Board of Directors for terms of three years and thereafter until their successors are duly elected and qualified;

2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1999; and

3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only those holders of record of the Common Stock of the Company at the close of business on March 10, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed reply envelope. IF YOU ATTEND THE MEETING YOU MAY, IF YOU WISH,
WITHDRAW  YOUR  PROXY  AND  VOTE  IN  PERSON.

     Also enclosed is a copy of the Company's 1998 Annual Report to Shareholders.

                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS




                              J.  RANDOLPH  POTTER
                              PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  19,  1999
Greenville,  South  Carolina

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED SO THAT YOUR VOTE MAY BE RECORDED.

                          SUMMIT FINANCIAL CORPORATION
                              POST OFFICE BOX 1087
                          937 NORTH PLEASANTBURG DRIVE
                        GREENVILLE, SOUTH CAROLINA  29602
                                 (864) 242-2265

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1999

                                 I. INTRODUCTION

A.     PURPOSE  OF  SOLICITATION  -  TERMS  OF  PROXIES
     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Summit Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 20, 1999, and any adjournment thereof, at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina, at 10:00 a.m. for the purposes set forth in the accompanying notice of the meeting. The enclosed Proxy is solicited BY AND ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, and normal handling charges may be paid for such forwarding service. Proxies will be solicited principally by mail, but Directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about March 19, 1999.

B.     REVOCATION  OF  PROXY
     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives verbal notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering an instrument revoking it, or a duly executed Proxy bearing a later date, to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. If the Proxy is returned without any choice being specified thereon, it will be voted FOR all the nominees named below; FOR the appointment of KPMG Peat Marwick LLP; and, in the discretion of the Proxies, on any other matter that may properly come before the Annual Meeting. The Company is not aware of any other matters to be proposed at the Annual Meeting.

C.     SHAREHOLDER  PROPOSALS
     From time to time, the Company's shareholders may present proposals which may be proper subjects for inclusion in the Company's proxy statements for consideration at the Company's annual meetings. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for the Company's 2000 Annual Meeting must be received by the Company no later than November 21, 1999, and any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. In addition, if any shareholder's proposal is received after January 30, 2000, the Company's Proxies for the 2000 Annual Meeting may exercise discretionary authority with respect to such proposal at the 2000 Annual Meeting without any reference to such proposal being made in the proxy statement for such meeting.

D.     VOTING  SECURITIES  -  RECORD  DATE
     Only shareholders of record at the close of business on March 10, 1999 (the "Record Date"), are entitled to vote at the Annual Meeting, or any adjournment thereof. As of that date, the Company had outstanding and entitled to vote 3,047,044 shares of common stock, par value $1.00 per share (the "Common Stock"), held of record by approximately 415 persons. Each shareholder is entitled to one vote per share that he or she owns. The number of shareholders does not reflect the number of persons or entities who hold their stock in nominee or "street" name through various brokerage firms.

                            II. ELECTION OF DIRECTORS
                              ITEM 1. ON THE PROXY

A.     GENERAL  INFORMATION
     Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of Directors at twelve persons. The Company's Bylaws provide for classification of the Directors into three classes, each class as equal in number as possible. At the Annual Meeting, four Directors are to be elected for a term of three years, to hold office until their successors have been duly elected and qualified. All the nominees are currently serving as Directors and their terms will expire at the 1999 Annual Meeting. The nominees are as follows: John W. Houser, Larry A. McKinney, David C. Poole, and George O. Short, Jr

     In 1998, each Director who was not an officer of the Company or of its subsidiaries, received a fee of $400 for each board meeting attended, and $100 for each committee meeting attended, except for the Chairman and Vice Chairman who received two times and one-and-one-half times, respectively, the standard attendance fees. The aggregate amount of all payments by the Company to Directors during 1998 was $49,800. There were no stock options granted to Directors during 1998 under the 1995 Summit Financial Corporation Non-Employee Stock Option Plan.


B.  SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Common Stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1998, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.


C. INFORMATION CONCERNING NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS
     The Board of Directors recommends the election as Directors of the nominees set forth in the table on the following page. All such persons are currently serving as Directors. Unless authority to vote with respect to the election of one or more Directors is "WITHHELD", the individuals named as Proxies will vote to elect as Directors the nominees listed in the table following. Directors are elected by a plurality of votes cast by the holders of the Company's Common Stock. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS.

     As of March 10, 1999, there were no persons (as that term is defined by the Securities and Exchange Commission), other than Mr. Ivan E. Block, P.O. Box 5857, Greenville, South Carolina 29606, specified in the following table of Director information, who are known to the Company to be the beneficial owners of more than 5% of the Company's common stock. As of March 10, 1999, Mr. Block owned 222,712 shares, or 6.5%, of the Company's outstanding common stock. Mr. Block's holdings include exercisable options to purchase 10,211 shares of the Company's common stock granted under the 1995 Non-Employee Stock Option Plan.

     The following table sets forth the names, ages and present occupations of the nominees for Director of the Company, the Directors continuing in office, and named executive officers. It also sets forth the number of shares and percentage of outstanding shares of the Company's Common Stock beneficially owned, directly or indirectly, on March 10, 1999 by such nominees, continuing Directors, and named executive officers individually, and by such nominees, continuing Directors, and named executive officers of the Company as a group.

C. INFORMATION CONCERNING NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS - CONTINUED:





                                                                                     SHARES OF COMMON
                                                                                    STOCK BENEFICIALLY
                                                                                    OWNED; PERCENTAGE
                                          PRINCIPAL OCCUPATIONS;                        OF COMPANY
                                              POSITIONS WITH              DIRECTOR     COMMON STOCK
NAME [AGE]                                     THE COMPANY                 SINCE       OUTSTANDING   (1)
--------------------------------  --------------------------------------  --------  ------------------
                                  NOMINEES FOR DIRECTORS

                                  FOR THREE YEAR TERMS EXPIRING IN 2002
                                  --------------------------------------

John W. Houser  [55]              President, Piedmont Management of           1989              92,316   2.7%   (2)
                                  Fairforest, Inc.; Duncan, SC

Larry A. McKinney  [57]           President & CEO, ElDeCo, Inc.;              1993              96,991   2.8%   (3)
                                  Greenville, SC

David C. Poole  [60]              President, David C. Poole Co., Inc.;        1989             153,151   4.5%   (4)
                                  Greenville, SC,  Secretary,
                                  Summit Financial Corporation

George O. Short, Jr.  [66]        President, George O. Short &                1989              61,955   1.8%   (3)
                                  Associates, CPA, PA;
                                  Greenville, SC

                                  CONTINUING DIRECTORS

                                  TERMS EXPIRING IN 2000
                                  --------------------------------------

C. Vincent Brown  [59]            President, Brown, Massey, Evans,            1989             141,715   4.2%   (5)
                                  McLeod & Haynesworth,
                                  Attorneys at Law, P.A.; Greenville, SC
                                  Chairman, Summit Financial
                                  Corporation

Charles S. Houser  [55]           Managing Director, Seruus                   1989              66,312   2.0%   (3)
                                  Capital Partners, LLC;
                                  Greenville, SC

John A. Kuhne  [54]               Private Investor; Greenville, SC            1989              54,707   1.6%   (6)
                                  Vice Chairman, Summit
                                  Financial Corporation

J. Randolph Potter  [52]          President & CEO, Summit                     1989             125,198   3.7%   (7)
                                  Financial Corporation;
                                  Greenville, SC

                                  TERMS EXPIRING IN 2001
                                  --------------------------------------

Ivan E. Block  [53]               Chairman & CEO, Crown                       1989             222,712   6.5%   (8)
                                  Metro, Inc.;
                                  Greenville, SC

John A. Burgess  [58]             President & CEO, Southeastern               1993             119,148   3.5%   (3)
                                  Products, Inc.; Greenville, SC

J. Earle Furman, Jr.  [51]        President, Earle Furman &                   1989              64,130   1.9%   (3)
                                  Associates, Inc.;
                                  Greenville, SC

T. Wayne McDonald  [59]           Physician, Highlands Center                 1989              66,491   2.0%   (3)
                                  for Women; Greenville, SC

                                  NAMED EXECUTIVE OFFICERS

James B. Schwiers  [40]           Executive Vice President &              N.A.                  85,472   2.5%   (9)
                                  COO, Summit National Bank;
                                  Greenville, SC

Blaise B. Bettendorf  [36]        Senior Vice President & CFO,            N.A.                  74,999   2.2%  (10)
                                  Summit Financial Corporation;
                                  Greenville, SC



All Directors and Executive
officers as a Group (14 persons)                                                             1,425,297  41.9%  (11)



FOOTNOTES  ON  FOLLOWING  PAGE


                                        4

FOOTNOTES  TO  PRECEDING  TABLE:
(1)  -     Beneficial owners have sole voting and investment powers with respect to the shares of stock included in the  foregoing  table.  Certain  of  these shares are held by corporations or retirement accounts controlled by the individual  reporting.  Shares presented have been adjusted for the two-for-one stock split paid in August 1998 and all  5%  stock  distributions.
(2)  -     Includes  exercisable  options  to  purchase 10,211 shares of common stock at from $4.60 - $6.17 granted under  the 1995 Non-Employee Stock Option Plan.  Does not include 2,324 shares held by related parties to which Mr.
John  Houser  disclaims  beneficial  ownership.
(3)  -     Includes  exercisable  options  to  purchase 10,211 shares of common stock at from $4.60 - $6.17 granted under  the  1995  Non-Employee  Stock  Option  Plan.
(4)  -     Includes  exercisable  options  to  purchase 10,211 shares of common stock at from $4.60 - $6.17 granted under  the  1995  Non-Employee Stock Option Plan.  Does not include 558 shares held by a related party to which Mr.
Poole  disclaims  beneficial  ownership.
(5)  -     Includes  exercisable  options  to  purchase 20,420 shares of common stock at from $4.60 - $6.17 granted under  the  1995  Non-Employee  Stock  Option  Plan.
(6)  -     Includes  exercisable  options  to  purchase 15,316 shares of common stock at from $4.60 - $6.17 granted under  the  1995  Non-Employee  Stock  Option  Plan.
(7)  -     Includes  exercisable  options  to  purchase 95,227 shares of common stock at from $2.75 - $6.80 granted under  the  Incentive Stock Option Plan.  Does not include 1,400 shares held by a related party to which Mr. Potter disclaims  beneficial  ownership.
(8)  -     Includes  exercisable  options  to  purchase 10,211 shares of common stock at from $4.60 - $6.17 granted under the 1995 Non-Employee Stock Option Plan.  Does not include 16,869 shares held by related parties to which Mr.
Block  disclaims  beneficial  ownership.
(9)  -     Includes  exercisable  options  to  purchase 67,085 shares of common stock at from $2.75 - $6.80 granted under  the  Incentive  Stock  Option  Plan.
(10)  -     Includes  exercisable  options  to purchase 62,454 shares of common stock at from $2.75 - $6.80 granted under  the  Incentive  Stock  Option  Plan.
(11)  -     Includes exercisable options to purchase 352,401 shares of common stock held by the Directors and named executive  officers  of  the  Company  as  a  group.



D.     BUSINESS  EXPERIENCE  OF  NOMINEES  AND  CONTINUING  DIRECTORS

     JOHN W. HOUSER has been the president of Piedmont Management of Fairforest, Inc., a consulting firm, since 1981. He is a partner in Piedmont Brokerage and a partner in Universal Packaging. Both of these companies are involved in the manufacturing and sales of corrugated boxes.

     LARRY A. MCKINNEY is president and CEO of ElDeCo, Inc., an electrical contracting firm. Mr. McKinney founded the company in 1972.

     DAVID C. POOLE has been president of David C. Poole Co., Inc., a dealer in synthetic fibers and polymers, since 1973.

     GEORGE O. SHORT, JR. is president of George O. Short & Associates, Certified Public Accountants, P.A. and has been active in this practice for over 30 years.

     C. VINCENT BROWN is an attorney and is president of Brown, Massey, Evans, McLeod and Haynesworth, Attorneys at Law, P.A., in Greenville, South Carolina where he has practiced tax and corporate law for over 30 years.

     CHARLES S. HOUSER is currently Managing Director of Seruus Capital Partners, LLC. He served as Senior Vice President of LCI International, a long-distance company, from September 18, 1995 until May 31, 1996. Prior to that date, he was Chairman and CEO of Corporate Telemanagement Group from its inception in November 1989 until its sale to LCI International in September 1995.

     JOHN A. KUHNE served as the president of Belk-Simpson Co. Department Stores from 1983 until its sale in 1998. He is currently a private investor.

     J. RANDOLPH POTTER is president and chief executive officer of the Company, Summit National Bank, and Freedom Finance, Inc., both wholly-owned subsidiaries of the Company. Prior to his joining the Company at its inception in May 1989, he had 11 years of banking experience with Southern Bank and Trust Company in Greenville, South Carolina.

     IVAN E. BLOCK has been chairman and CEO of the Crown Metro, Inc. group of companies, which are engaged in the production and supply of fine organic chemicals and specialty wood and floor coatings, for over 18 years. Mr. Block is also CEO of AXON Aerospace Coatings, Inc.

     JOHN A. BURGESS has been president and CEO of Southeastern Products, Inc., a designer and manufacturer of custom displays and fixtures, since he founded that company in 1978.

     J. EARLE FURMAN, JR. has been a realtor in Greenville, South Carolina, for over 25 years. He is president of Earle Furman & Associates, Inc., a commercial and industrial real estate brokerage firm which he formed in 1986.

     T. WAYNE MCDONALD is a physician specializing in gynecology since 1970 in Greenville, South Carolina. He is currently associated with the Highlands Center for Women.

     NOTE - Biographical information concerning the named executive officers of the Company is contained in Section III of this Proxy Statement.


E.     MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS
     The Board of Directors of the Company held four meetings during 1998. Each Director attended at least 75% of the Board and Committee meetings held by the Company except Mr. David C. Poole.

     The Board of Directors has a standing Audit Committee comprised of the following Directors during 1998: George O. Short, Jr. (Chairman), Ivan E. Block,
J. Earle Furman, Jr., and David C. Poole. The Audit Committee has the primary responsibility of (1) reviewing the audit plan and results of the audit engagement of the independent public accountants; (2) reviewing the scope and the results of the Company's procedures relating to internal controls and compliance reviews; (3) reviewing the Company's consolidated financial statements, reports from regulatory authorities on their examinations, and reports from external consultants on various work performed; and (4) recommending the appointment of the independent accountants. The Audit Committee reports its findings directly to the Board of Directors. The Audit Committee met three times during 1998.

     The  Executive  Committee is comprised of C. Vincent Brown (Chairman), John
A. Kuhne (Vice Chairman), David C. Poole (Secretary), J. Randolph Potter and one additional Director who rotates on a one year term. During 1998, Mr. Ivan E. Block sat on the Committee for the rotating position. The Executive Committee met 12 times during 1998.

     At the present time, the Company does not have standing nominating or compensation committees of the Board of Directors. However, the Executive Committee performs the functions of the nominating committee and the Executive Committee, exclusive of Mr. Potter, performs the functions of the Compensation Committee.

     In its capacity as nominating committee, the Executive Committee oversees the nominations for annual election of Directors. The Bylaws of the Company provide that any shareholder entitled to vote for the election of Directors may make nominations for the election of Directors only by giving written notice to the Company of such nominations at least 30 days prior to the meeting at which Directors are to be elected.

                    III. EXECUTIVE OFFICERS AND COMPENSATION

A.     EXECUTIVE  OFFICERS

     Set forth below are the names, ages, titles, and descriptions of business experience of the executive officers of the Company.

     J. RANDOLPH POTTER, age 52, has been President and Chief Executive Officer of the Company since its incorporation in May 1989. From June 1986 until May 1989, Mr. Potter was vice president of administration and marketing for IH Services, Inc., a Greenville, South Carolina firm specializing in industrial maintenance. He served as executive vice president of Southern Bank and Trust Company in Greenville, South Carolina from 1985 to 1986. Prior to 1985, he held similar executive positions with Southern Bank and Trust Company.

     JAMES B. SCHWIERS, age 40, joined Summit National Bank, a wholly-owned subsidiary of the Company, as Executive Vice President in March 1990. He was promoted to Chief Operating Officer in 1997. Prior to joining Summit National Bank, Mr. Schwiers was a senior vice president and area executive for First Union National Bank.

     BLAISE B. BETTENDORF, age 36, joined the Company in February 1990 as Senior Vice President/Chief Financial Officer and Assistant Secretary/Treasurer. Prior to that, she was with the Greenville, South Carolina office of Price Waterhouse for six years and held the position of audit manager.

B.     REMUNERATION  OF  EXECUTIVE  OFFICERS

     The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for each of these years, to the chief executive officer and to each of the other most highly compensated executive officers (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries.





                                        SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                    ----------------------
                                 ANNUAL COMPENSATION                                AWARDS
                              -------------------------------         AWARDS      -----------
                                                        OTHER     --------------  SECURITIES
                                                        ANNUAL      RESTRICTED    UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                     COMPEN-     STOCK AWARDS    OPTIONS/      COMPEN-
POSITION               YEAR     SALARY($)   BONUS($)   SATION($)       ($)         SARS(#)       SATION($)
J. Randolph Potter,    1998  $   190,000  $   50,000         (1)        -            -         $87,022 (4)
President/CEO          1997  $   173,250  $   50,000         (1)  $  168,400 (2)     -         $   14,272
                       1996  $   165,000           -         (1)        -          46,305 (3)  $   11,922

James B. Schwiers,
Executive Vice         1998  $   129,600  $   38,000         (1)        -            -         $15,745 (6)
President/COO,         1997  $   120,000  $   34,000         (1)  $  126,300 (5)     -         $    7,743
Summit National Bank   1996  $   104,000  $   15,000         (1)        -          46,305 (3)  $    4,551

Blaise B. Bettendorf,  1998  $   105,000  $   30,000         (1)        -            -         $13,475 (8)
Senior Vice            1997  $    96,000  $   25,000         (1)  $  105,250 (7)     -         $    8,080
President/CFO          1996  $    87,950  $   10,000         (1)        -          34,729 (3)  $    6,032




FOOTNOTES  ON  FOLLOWING  PAGE

                                        7

FOOTNOTES  TO  PRECEDING  TABLE:

(1)  -     Certain  amounts  may  have been expended by the Company which may have had value as a personal benefit  to  the  executive officer.  However, the total value of such benefits for any year presented did not  exceed  10%  of  the  annual  salary  and  bonus  of  such  executive  officer.
(2)  -     Pursuant  to  the  Company's  Restricted  Stock  Plan,  in  1997, Mr. Potter was awarded 17,640
(adjusted  for  the  stock  split and distributions) shares of the Company's common stock.  This award was granted  for  nominal consideration and restrictions lapse 20% each year over a period of 5 years from the date  of  the  award.  At December 31, 1998, Mr. Potter held 17,640 shares of restricted stock, the market value  of  which  was $255,780.  Also at December 31, 1998, restrictions on 3,528 shares of the restricted stock  had  lapsed.  Dividends  are  payable  on  the restricted stock to the extent paid on the Company's common  stock  generally.
(3)  -     Adjusted  for  the  two-for-one stock split paid in August 1998 and all 5% stock distributions.
(4)  -     The  amount  for 1998 is comprised of (i) $10,000 contributed to the Company 401(k) Plan by the
Company  on  behalf  of  Mr.  Potter to match fiscal 1998 pre-tax deferral contributions, all of which was vested;  (ii)  $8,527 in insurance premiums paid by the Company on behalf of Mr. Potter; and (iii) $68,495 which  represents  the  accrued  vested  benefit  to  Mr.  Potter  of  retirement  benefits  pursuant to a nonqualified  salary  continuation  agreement.
(5)  -     Pursuant  to  the  Company's  Restricted  Stock  Plan, in 1997, Mr. Schwiers was awarded 13,230
(adjusted  for  the  stock  split and distributions) shares of the Company's common stock.  This award was granted  for  nominal consideration and restrictions lapse 20% each year over a period of 5 years from the date  of the award.  At December 31, 1998, Mr. Schwiers held 13,230 shares of restricted stock, the market value  of  which  was $191,835.  Also at December 31, 1998, restrictions on 2,646 shares of the restricted stock had lapsed. Dividends are payable on the restricted stock to the extent paid on the Company's common stock  generally.
(6)  -     The  amount  for  1998 is comprised of (i) $7,776 contributed to the Company 401(k) Plan by the
Company  on  behalf  of Mr. Schwiers to match fiscal 1998 pre-tax deferral contributions, all of which was vested;  (ii) $3,252 in insurance premiums paid by the Company on behalf of Mr. Schwiers; and (iii) $4,717 which  represents  the  accrued  vested  benefit  to  Mr.  Schwiers  of  retirement benefits pursuant to a nonqualified  salary  continuation  agreement.
(7)  -     Pursuant  to  the  Company's  Restricted Stock Plan, in 1997, Ms. Bettendorf was awarded 11,025
(adjusted  for  the  stock  split and distributions) shares of the Company's common stock.  This award was granted  for  nominal consideration and restrictions lapse 20% each year over a period of 5 years from the date  of  the  award.  At  December  31,  1998, Ms. Bettendorf held 11,025 shares of restricted stock, the market  value  of  which  was  $159,862.  Also  at  December 31, 1998, restrictions on 2,205 shares of the restricted  stock  had  lapsed.  Dividends  are  payable on the restricted stock to the extent paid on the
Company's  common  stock  generally.
(8)  -     The  amount  for  1998 is comprised of (i) $6,214 contributed to the Company 401(k) Plan by the
Company  on behalf of Ms. Bettendorf to match fiscal 1998 pre-tax deferral contributions, all of which was vested;  (ii)  $4,702  in  insurance  premiums  paid by the Company on behalf of Ms. Bettendorf; and (iii)
$2,559  which represents the accrued vested benefit to Ms. Bettendorf of retirement benefits pursuant to a nonqualified  salary  continuation  agreement.




            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR,
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                        (1)                     (2)
                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED        IN-THE-MONEY
                                   OPTIONS/SARS             OPTIONS/SARS
                                   AT FY-END(#)             AT FY-END($)

NAME AND                           EXERCISABLE/             EXERCISABLE/
PRINCIPAL POSITION                 UNEXERCISABLE           UNEXERCISABLE
J. Randolph Potter,
President/CEO                        95,227 / 32,888   1,006,100 / $264,500

James B. Schwiers,
Executive Vice President/COO         67,085 / 32,888   $  675,500 / $264,500

Blaise B. Bettendorf,
Senior Vice President/CFO            62,454 / 25,942   $  639,800 / $211,000




(1) - Adjusted for the two-for-one stock split paid in August 1998 and all stock distributions.
(2) - "Value" is calculated as the market price of the underlying securities on December 31, 1998 minus the grant price which ranges from $2.75 - $6.80 (as adjusted for the stock split and all distributions). The market price has been determined as the closing price of the Company's stock as quoted on the NASDAQ Small Cap Market, which was equal to $14.50 on December 31, 1998.



C.     EMPLOYEE  AGREEMENTS
     The Company has entered into substantially similar noncompetition, severance, and employment agreements (the "Agreement" individually) with J. Randolph Potter, James B. Schwiers, and Blaise B. Bettendorf (each an "Executive"). The Agreement is summarized below. However, this summary is qualified in its entirety by reference to the Agreement itself.

     Under the Agreement, the Executive is given duties and authority typical of similar executives and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's bonus plans, and certain other typical executive benefits. The provisions of the Agreement are to continue until such time as the Executive's employment is terminated as provided for in the Agreement. In the event the Executive voluntarily terminates his employment with the Company, the Company's obligations under the Agreement cease as of the date of such termination and the Executive is subject to a 12 month non-competition provision as defined in the Agreement. In the event that the Company shall terminate the Executive's employment without cause (as defined in the Agreement), the Company is obligated to continue monthly salary payments for a minimum period of 1 year up to a maximum of 3 years. The Executive is subject to a non-competition provision as defined in the Agreement for the entire period severance payments are made. In the event of a change in control as defined by the Agreement, the Executive is entitled to an amount equal to 3 times his annual base pay amount computed and paid over a three-year period as provide for in the Agreement. The Executive is subject to a non-competition provision as defined in the Agreement for a period of up to 3 years while his is receiving payments following a change in control.

     In addition, during 1998, the Company established a salary continuation plan pursuant to agreements with certain executives of the Company and its bank subsidiary. Under the Salary Continuation Agreements, an executive will be entitled to a stated annual benefit for a period of 20 years (i) upon retirement from the Company after attaining the age of 65, or (ii) upon the executive's death or disability, in which case the benefits would be payable immediately to the executive's beneficiary. If the executive's employment is terminated voluntarily or is terminated as a result of a change in control of the Company as defined in the agreement, a reduced annual benefit will be payable at the age of 65 pursuant to the early termination terms of the agreement.

     Mr. Potter, Mr. Schwiers and Ms. Bettendorf have entered into Salary Continuation Agreements with the Company that currently provide annual benefits at age 65 of $113,200, $29,562, and $21,624, respectively.

D.     COMPENSATION  COMMITTEE  REPORT
     Decisions with respect to the compensation of the Company's Named Executive Officers are made by the Executive Committee in its capacity as Compensation Committee (the "Committee"). During 1998, the following non-employee Directors served on the Committee: Mr. C. Vincent Brown, Mr. John A. Kuhne, Mr. David C. Poole, and Mr. Ivan E. Block. All decisions of the Committee relating to compensation are reviewed by the full Board of Directors. The report of the Committee presented below addresses the Company's compensation policies for 1998 with respect to Mr. Potter as CEO, as well as the Named Executive Officers as a group.

General  Compensation  Policies
-------------------------------
     The Company has no formal compensation plan. However, the Company's compensation programs and practices are designed to compensate executives for actions deemed to promote long-term shareholder value. These beliefs require that compensation arrangements be structured to: (1) provide competitive levels of compensation opportunity which are reflective of the degree of risk inherent in the Company's business plan and the contributions expected from senior executives; (2) integrate pay with the Company's business strategies, short-term and long-term performance goals, and results; (3) reward corporate performance achievements; and (4) recognize and reward individual initiative, responsibility and achievements. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Base salaries are set by the Board, after recommendation by the Committee, and are intended to reflect individual performance and responsibility and to represent compensation believed by the Committee to be appropriate if the Named Executive Officers perform in a fully acceptable manner. In setting base salaries, consideration is also given to compensation paid to executives of financial institutions and other public companies similar in size and character to the Company.

     The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of cash bonuses based on the performance of the Company, and long-term incentive compensation in the form of stock options and restricted stock awards which vest over five-year periods and retirement benefits pursuant to salary continuation agreements with each officer.

Compensation  Paid  in  1998
----------------------------
     The Company's policy as to compensation of its executive officers, including the CEO, has to date been based upon level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth of the Company, and quality of the loan portfolio.

     Compensation paid the Named Executive Officers in 1998 consisted of the following elements: base salary, bonus, matching contribution paid with respect to the Company's 401(k) Plan, certain insurance plan premiums, and benefits under the salary continuation agreements. Contributions made by the Company under the 401(k) Plan are made to all participating employees on a nondiscriminatory basis. The Company also has certain broad based employee benefit plans in which Named Executive Officers participate, as well as certain executive officer insurance plans. The value of these items is set forth in the Summary Compensation Table previous under "All Other Compensation." Named Executive Officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 1998. Except for bonuses, the foregoing benefits and compensation are not directly or indirectly tied to Company performance.

     During 1998, total assets of the Company grew 6%, net income increased 20% and return on average assets and average equity increased 8% and 4%, respectively. The Company's nonperforming assets, past due loans, and net charge-off ratios all remained low in 1998 in comparison to peers as management continued to maintain high loan quality while achieving growth goals. Based on Company performance, the Named Executive Officers received bonuses ranging from 26% to 29% of their annual base salaries. All bonuses were determined on a subjective basis by the Committee.

------
Mr.  Potter's  1998  Compensation
---------------------------------
     Mr. Potter's 1998 compensation consisted of (1) a base salary; (2) a cash bonus; (3) certain perquisites including personal use of a company car (the total of all perquisites did not exceed 10% of his base salary and bonus); (4) premiums paid by the Company on behalf of Mr. Potter with respect to insurance not generally available to all Company employees; (5) vested amounts of retirement benefits pursuant to the nonqualified salary continuation agreement; and (6) the various forms of other compensation set forth above which were available generally to all employees. Mr. Potter's base salary of $190,000 for 1998 was determined by the Committee at the beginning of the year. It was based on (1) the Company's overall growth and strong performance during 1997 and (2) compensation levels of other chief executive officers from financial institutions and other public companies which the Committee believes to be comparable to Summit. Mr Potter's cash bonus for 1998 was determined based on a subjective evaluation by the Committee of the Company's performance factors during 1998.

     The Committee assessed that Mr. Potter had provided the Company with continued strong leadership in overseeing corporate growth and expansion for both Summit National Bank and Freedom Finance Inc. throughout 1997 and 1998.
This growth left the Company well positioned for continued increases in profitability measures. Other performance factors of particular significance to the Committee in determining Mr. Potter's 1998 salary increase were the Company's 1997 increases in total loans, deposits, and assets of 16%, 20%, and 19%, respectively, and the continued low percentage of nonperforming assets.

     The Committee awarded Mr. Potter a cash bonus for 1998 of $50,000. This compensation was based primarily on the Company's performance in 1998 when record earnings were reported. Net income for 1998 increased 20% from 1997. Further, during 1998, average earning assets increased 11% to leave the Company well positioned for future increases in net income. Other performance factors considered related to the cash bonus to Mr. Potter, were the Company's increase in total loans of 10% during 1998; the expansion of the Company's bank franchise with the opening of a new branch facility in 1998; technology enhancements employed during 1998; the continued high asset quality as determined by all loan loss and nonperforming asset measures; and the continued growth and improved profitability of the Company's consumer finance subsidiary.

     COMPENSATION  COMMITTEE:

     C.  Vincent  Brown     David  C.  Poole
     John  A.  Kuhne        Ivan  E.  Block


E.     COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION
     During  1998,  the  following persons served on the Compensation Committee:
Mr. C. Vincent Brown (Chairman), Mr. John A. Kuhne (Vice Chairman), Mr. David C. Poole (Secretary), and Mr. Ivan E. Block. Mr. Brown is a member of the law firm of Brown, Massey, Evans, McLeod, and Haynesworth, Attorneys at Law, P.AThis firm serves as general counsel for the Company and its subsidiaries. This firm receives payment for legal services provided in the normal course of business.

     Certain of the Directors who are members of the Compensation Committee, and members of the immediate family and affiliates of such Directors, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

F.     STOCK  PERFORMANCE  GRAPH
     The following table provides a graphic comparison of the cumulative total shareholder return (calculated based upon the stock appreciation) on the Common Stock of the Company for the five year period from December 31, 1993 through December 31, 1998, as compared with the cumulative total return on the NASDAQ Market Index and a Company selected peer group over the same period. All cumulative returns assume an initial investment of $100 in each of the Company's shares, the NASDAQ Market Index and the peer group and the reinvestment of all dividends.

     For informational purposes, a copy of the actual graph was provided to the Assistant Director for Banking at the Securities and Exchange Commission. A copy of the graph will be provided upon written request to the Company at the address included in Section VI below.




COMPANY                        1993    1994    1995    1996    1997    1998
----------------------------  ------  ------  ------  ------  ------  ------
Summit Financial Corporation  100.00  131.30  154.47  176.75  316.51  389.55
Peer Group Index              100.00  119.10  172.82  210.44  346.15  346.43
Nasdaq Market Index           100.00  104.99  136.18  169.23  207.00  291.96




Note  regarding  the  preceding  table:
--------------------------------------

The data included in the foregoing graph was prepared by Media General Financial Services. The peer group selected for the cumulative returns comparison is publicly traded Southeastern banks with total assets < $250 million. The following companies included in the comparative data for 1998 which have previously been in the peer group are: American Bancshares (FL); Bank of South Carolina; Carolina Southern Bank; Central Virginia Bankshares; Community Bankshares (SC); Community Financial Corporation; First Georgia Holdings; First West Virginia Bancorporation; FNB Financial Service (NC); Golden Isles Financial Holdings; Marathon Financial Corporation; Merit Holding Corp.; Resource Bankshares Corp.; Savannah Bancorporation, Inc.; Security Bank Corporation; Security First Tech Corp.; Southwest Georgia Financial Corporation; Suburban Bancshares, Inc.; and Summit Bank Corporation (GA).

Companies which meet the criteria to be included in the peer group for the first time in 1998 are: Britton & Koontz Capital Corp.; Community Capital Corp.; Eufaula Banccorp, Inc.; and Midsouth Bancorp

The following institutions which were previously in the peer group, no longer meet the criteria for inclusion: Comsouth Bancshares, Inc.; First Community Banking Services, Inc.; Mid-Atlantic Community Bankgroup; and Tyson's Financial Corporation.

                            IV. CERTAIN TRANSACTIONS

     Certain of the executive officers and Directors of the Company, and members of the immediate family and affiliates of such persons, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

     During 1998, John A. Burgess, a Director of the Company, extended an unsecured term loan to the Company in the amount of $320,000. This loan had an original maturity of six months and paid interest at 6.00%. The loan matured in January 1999 and was repaid.


                        V. INDEPENDENT PUBLIC ACCOUNTANTS
                              ITEM 2. ON THE PROXY

     KPMG Peat Marwick LLP has served as the independent accountants of the Company since its organization in 1989. The Board of Directors of the Company recommends that the shareholders of the Company ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Approval of this proposal requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Consequently, abstentions (whether by broker non-vote or otherwise) on the proposal will have the same effect as a negative vote. If the shareholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will consider a change in auditors for the year 2000. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.


                            VI. FINANCIAL INFORMATION

     A copy of the Company's 1998 Annual Report to Shareholders is enclosed with this Proxy Statement. SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) BY SUBMITTING A WRITTEN REQUEST TO:

                          Summit Financial Corporation
                  Blaise B. Bettendorf, Chief Financial Officer
                              Post Office Box 1087
                        Greenville, South Carolina 29602


                               VII. OTHER MATTERS

     The Board of Directors and management of the Company knows of no matters other than those stated above that are to be brought before the 1999 Annual Meeting. However, if any other matter should be presented for consideration and voting at the 1999 Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


     BY  ORDER  OF  THE  BOARD  OF  DIRECTORS




     J.  RANDOLPH  POTTER
     PRESIDENT  &  CHIEF  EXECUTIVE  OFFICER

March  19,  1999
Greenville,  South  Carolina

APPENDIX    -  FORM  OF  PROXY


                                     PROXY

                         SUMMIT FINANCIAL CORPORATION
                          937 No. Pleasantburg Drive
                             Post Office Box 1087
                       Greenville, South Carolina  29602
                                (864) 242-2265

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH theAnnual Meeting of the Shareholders of SUMMIT FINANCIAL CORPORATION (the"Company"). The undersigned hereby appoints Blaise B. Bettendorf and James B. Schwiers, or either of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on March 10, 1999 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 20, 1999, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES, FOR PROPOSAL 2 LISTED ON THE REVERSE, AND IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
THIS  PROXY  IS  REVOCABLE  PRIOR  TO  ITS  EXERCISE.



(1)    To  elect  four  directors to the Board of Directors for terms of three years and thereafter until their successors are duly elected and qualified; FOR ALL NOMINEES (except as indicated to the contrary below) [ ]
WITHHOLD  AUTHORITY  to  vote  for  nominees  listed  below    [        ]
NOMINEES:   John W. Houser; Larry A. McKinney; David C. Poole; George O Short,
Jr.

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write
that  person's    name(s)  below.


(2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1999;
FOR  [    ]                            AGAINST [  ]               ABSTAIN [  ]


(3)    To  transact such other business as may properly come before the Annual
Meeting  or  any    adjournment  thereof.


Only those holders of record of the Common Stock of the Company at the close of business on March 10, 1999, are entitled to notice of and the vote at
the  Annual  Meeting  or  any    adjournment    thereof.

A Proxy Statement is enclosed herewith. Please sign, date and return this Proxy promptly in the enclosed envelope. IF YOU ATTEND THE MEETING YOU MAY,
IF  YOU  WISH,    WITHDRAW  YOUR  PROXY  AND  VOTE  IN  PERSON.

Signature:                                                               Date:
Signature    (if    held    jointly):                                    Date:
NOTE: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee, or guardian, please set forth full title as it appears hereon.